EXHIBIT 5

CUMMINS INC., AND SUBSIDIARIES
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                   OPINION OF MARYA M. ROSE, ESQ.
Vice President-General Counsel and Corporate Secretary
With Respect to Securities Registered Hereunder

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     I have examined and am familiar with the Restated Articles of Incorporation of Cummins Inc., an Indiana corporation (the "Corporation") and the By-laws of the Corporation, each as amended to date, and the Registration Statement on Form S-8 of the Corporation covering 2,500,000 shares of Common Stock, par value $2.50 per share, issuable pursuant to the Corporation's 2003 Stock Incentive Plan (the "Plan").  Based upon the foregoing, I am of the opinion that:

     1.    The Corporation has been duly organized and is a validly existing corporation under the laws of the State of Indiana.

     2.    Such 2,500,000 shares of the Corporation's Common Stock, when and if issued under the Plan in accordance with the terms thereof, will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Dated:  March 16, 2005

/s/Marya M. Rose
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Marya M. Rose
Vice President-General Counsel and
Corporate Secretary